                            SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                   of 1934
                                (Amendment No. )

Filed by the Registrant {X}

Filed by a Party other than the Registrant { }

Check the appropriate box:
{ }      Preliminary Proxy Statement
{X}      Definitive Proxy Statement
{ }      Definitive Additional Materials
{ }      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                           FOSTER WHEELER CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

                           FOSTER WHEELER CORPORATION
________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):
{X}      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
{ } $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
{ }      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)     Title of each class of securities to which transaction applies:
                ________________________________________________________________

         2)     Aggregate number of securities to which transaction applies:
                ________________________________________________________________

         3)     Per unit price or other underlying valve of transaction
                computed pursuant to Exchange Act Rule 0-11:(1)
                ________________________________________________________________

         4)     Proposed maximum aggregate value of transaction:
                ________________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:
                ________________________________________________________________

         2)     Form, Schedule or Registration Statement No.:
                ________________________________________________________________

         3)     Filing Party:
                ________________________________________________________________

         4)     Date Filed:
                ________________________________________________________________

                     NOTICE OF MEETING AND PROXY STATEMENT

                           FOSTER WHEELER CORPORATION
                           PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                        --------------------------------
                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 25, 1994
                        --------------------------------


         The Annual Meeting of Stockholders of Foster Wheeler Corporation will be held in the Ballroom of The Parsippany Hilton Hotel, One Hilton Court, Route 10 (West), Parsippany, New Jersey, on April 25, 1994, at two o'clock in the afternoon for the following purposes:

         1.  To elect six Directors.

         2.  To ratify the selection of independent auditors.

         3. To transact such other business as may properly come before the meeting or adjournments thereof.

         The Board of Directors has fixed the close of business on March 11, 1994, as the record date for determination of Stockholders entitled to notice of and to vote at the meeting or adjournments thereof.

                                           By Order of the Board of Directors


                                           JACK E. DEONES
                                           Vice President & Secretary

March 18, 1994





         IT WILL GREATLY ASSIST MANAGEMENT IN REDUCING EXPENSES IN CONNECTION WITH THE MEETING IF YOU PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE WHETHER YOU OWN FEW OR MANY SHARES. STOCKHOLDERS WHO EXPECT TO ATTEND THE MEETING IN PERSON SHOULD CHECK THE APPROPRIATE SPACE ON THE PROXY CARD. A RESERVATION CARD WILL BE SENT TO YOU UPON RECEIPT OF THE PROXY CARD SO MARKED.

                           Foster Wheeler Corporation
                           PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                        --------------------------------
                                PROXY STATEMENT
                        --------------------------------


                  For the 1994 Annual Meeting of Stockholders
                           to be held April 25, 1994
                        --------------------------------



                              GENERAL INFORMATION

         This statement is furnished in connection with solicitation by the Board of Directors of Foster Wheeler Corporation (hereinafter the "Corporation" or "Foster Wheeler") of proxies to be used at the 1994 Annual Meeting of Stockholders of the Corporation, to be held at the time, place and for the purposes set forth in the accompanying Notice of 1994 Annual Meeting of Stockholders. This solicitation will begin on the date of mailing, March 18, 1994.

         Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by a Stockholder by written notice of such revocation, or by a later-dated proxy, delivered to the Secretary of the Corporation at any time prior to the shares represented by such earlier proxy being voted.

         A copy of the 1993 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 1993, has been sent to each Stockholder.

         The Board of Directors has fixed the close of business on March 11, 1994 as the record date for determination of Stockholders entitled to notice of and to vote at the meeting or adjournments thereof. As of March 11, 1994, the outstanding voting securities of the Corporation consist of 35,754,324 shares of Common Stock, $1.00 par value, holders of which are entitled to one vote per share.

                             ELECTION OF DIRECTORS

         Pursuant to an Amendment to the Corporation's Certificate of Incorporation adopted by Stockholders at the 1983 Annual Meeting which provided, among other things, for the classification of Directors with respect to the term for which they shall severally hold office, the number of Directors to be elected at this meeting is six, five of whom are to be elected for three-year terms and one to be elected for a one-year term, so as to make each class of Directors more equal in number. The proxy agents of the Board of Directors intend to vote for the election of the nominees below named, unless instructed otherwise. With the exception of Ms. Martha J. Clark and Mr. David
J. Roberts, all nominees were previously elected by the Stockholders and have served as Directors since the years stated after their names. Ms. Clark was elected a Director by the Board as of February 22, 1994 to fill a vacancy on the Board. Mr. Roberts is being proposed for election for the first time. With the exception of Mr. Roberts, all terms of office of nominees, if elected, will expire at the 1997 Annual Meeting of Stockholders or when their successors are duly elected and qualified. Mr. Roberts' term will expire at the 1995 Annual Meeting. Because of a Director age restriction in the By-Laws, Mr. Timko must retire in 1995. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the Board of Directors will either reduce the size of the Board, or select substitute nominees after identifying suitable candidates. A resolution adopted by the Board of Directors on February 22, 1994 provides for a Board of 14 Directors. Thirteen Directors are currently serving on the Board. If the following slate of nominees is elected, there will be fourteen Directors on the Corporation's Board following the Annual Meeting.

         The following table for Director nominees is based upon information furnished by the nominees and speaks as of the date hereof.

                                                                                                  Shares of
                                   First                Principal Occupation                    Common Stock
                                    Year               During Past Five Years                       Owned
          Name             Age    Elected             and Other Directorships                  Beneficially(1)
          ----             ---    -------             -----------------------                  ---------------
Martha J. Clark . . . . . . 44     1994      President, Prudential Asset Management                     400
                                             Company, and Senior Vice President, The
                                             Prudential Insurance Company of America.
                                             Since 1981 an officer of various Prudential
                                             companies (Financial Services); Director--
                                             Dexter  Corporation

John A. Hinds . . . . . . . 57     1990      Vice President and General Manager,                      5,500
                                             International Division of VeriFone, Inc.                (5,000)
                                             (Transaction Automation). Prior to March
                                             1993, executive with AT&T International;
                                             Director--Liberty Technologies, Inc.

David J. Roberts  . . . . . 50      --       Executive Vice President and Chief Financial            18,760
                                             Officer of the Corporation since April, 1992.          (17,760)
                                             Formerly held several financial positions with
                                             the Corporation and its subsidiaries

John Timko, Jr. . . . . . . 70     1967      Retired, formerly Chairman of the Board of              10,691
                                             Directors and Executive Vice President,                 (6,000)
                                             Finance and  Administration of the Corporation;
                                             Director--J.F.K. Health Systems, Inc.

Charles Y.C. Tse  . . . . . 67     1982      Retired, formerly Vice Chairman and                      6,200
                                             President, International Operations, Warner-            (6,000)
                                             Lambert Company (Health Care); Director--
                                             Brandon Systems Corp., Transcell
                                             Technologies, Inc.

Robert Van Buren  . . . . . 68     1988      Chairman, Financial Facilities Management,              10,768
                                             Inc. (Property Management); 1978-1991,                  (6,000)
                                             Chairman and Chief Executive Officer of
                                             Midlantic Corporation  (Banking); Director--
                                             Smith Corona Corp.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE
NOMINEES.

- -----------------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days are indicated in parentheses.

         SIMILAR INFORMATION ON THE REMAINING DIRECTORS IS AS FOLLOWS:


                                                                                                   Shares of
                                   First                  Principal Occupation                   Common Stock
                                    Year                 During Past Five Years                      Owned
          Name              Age   Elected                and Other Directorships                Beneficially(1)
          ----              ---   -------                -----------------------                ---------------
Louis E. Azzato . . . . . .  63    1978      Chairman and Chief Executive Officer of                 95,075
(Term ends 1996)                             the Corporation; Director--First Fidelity              (45,726)
                                             Bancorporation, First Fidelity Bank, Blue
                                             Cross and Blue Shield of New Jersey

Leland E. Boren . . . . . .  71    1977      Chairman and President, Avis Industrial                 64,000
(Term ends 1995)                             Corporation, also director, partner and                 (6,000)
                                             principal owner of several industrial
                                             companies (Industrialist); Director--First
                                             Citizens Bancorp of Indiana, Citizens
                                             Banking Company; Chairman, State of
                                             Indiana Pollution Prevention Board

Kenneth A. DeGhetto . . . .  69    1972      Retired, formerly Chairman of the Board of              21,547
(Term ends 1996)                             the Corporation; Director--Brandon                      (5,000)
                                             Systems Corp.

E. James Ferland  . . . . .  52    1993      Chairman of the Board, President and Chief               6,000
(Term ends 1996)                             Executive Officer of Public Service                     (2,000)
                                             Enterprise Group Incorporated. Also
                                             Chairman of the Board and Chief Executive
                                             Officer of Public Service Electric and Gas
                                             Company since September, 1992; prior to
                                             such date was also President (Public
                                             Utilities). Director--Public Service
                                             Enterprise Group Incorporated

Harold E. Kennedy . . . . .  66    1987      Vice Chairman of the Corporation; Trustee                2,506
(Term ends 1995)                             --Compass Capital Group (Mutual Funds)

Joseph J. Melone  . . . . .  62    1988      Chairman and Chief Executive Officer of                  7,500
(Term ends 1996)                             The Equitable Life Assurance Society of the             (6,000)
                                             United States and President and Chief
                                             Operating Officer, The Equitable Companies
                                             Incorporated (Insurance and Financial
                                             Services). Prior to November 1990,
                                             President of The Prudential Insurance
                                             Company of America. Director--The
                                             Equitable Companies Incorporated, AT&T
                                             Capital

Frank E. Perkins  . . . . .  60    1981      Dean of the Graduate School, Professor of                6,200
(Term ends 1996)                             Civil Engineering, Massachusetts Institute              (6,000)
                                             of Technology (Educator)

Richard J. Swift  . . . . .  49    1993      President and Chief Operating Officer of the            13,167
(Term ends 1995)                             Corporation since December 1992. Formerly               (9,167)
                                             held several executive positions with the
                                             Corporation and its subsidiaries

- -----------------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days are indicated in parentheses.

         Following is stock ownership information for Mr. N. William Atwater, an Officer of the Corporation who is listed in the compensation tables that follow, but who is not included in the Director tabulations above.


                                                           Shares of Common
                                                              Stock Owned
        Name                     Title                     Beneficially (1)
        ----                     -----                     ----------------
N. William Atwater    Executive Vice President -                22,020
                      Engineering & Construction Group         (18,660)


All persons, constituting a group of 29, who were
Directors or Officers of the Corporation at any
time during the last fiscal year  . . . . . . . . . . .        501,720
                                                              (265,397)


                            COMMITTEES OF THE BOARD

         The Board of Directors of the Corporation has established standing committees to consider various matters and to make recommendations to the full Board as to proposed courses of action for the Board. Among the standing committees that have been established are the Audit Committee, the Committee on Nominees for Directors and Officers, the Compensation Committee, the Finance Committee and the Retirement Plan Committee.

         The members of the Audit Committee are Mr. Charles Y. C. Tse, Chairman; Mr. Leland E. Boren; Ms. Martha J. Clark; Mr.E. James Ferland; Mr. John A. Hinds; Mr. Joseph J. Melone; Dr. Frank E. Perkins; and Mr. Robert Van Buren. During the last fiscal year, this Committee met four times. The functions of this Committee are to review Management's recommendations for the engagement or discharge of independent auditors; to review the audit programs planned by the independent auditors and the internal auditors, and to monitor program progress; to review compliance with Corporate policies; to review, in connection with the independent auditors, the results of the audit, the Corporation's financial statements and the Corporation's system of internal accounting control; to review fees of the independent auditors; and to report the Committee's findings to the full Board of Directors.

         The members of the Committee on Nominees for Directors and Officers are Mr. Leland E. Boren, Chairman; Mr. Louis E. Azzato; Mr. Joseph J. Melone; Dr. Frank E. Perkins; Mr. Richard J. Swift and Mr. Charles Y. C. Tse. During the last fiscal year, this Committee held six meetings. The functions of this Committee are to recommend to the Board the nominees for election as Directors and Officers, and to consider performance of incumbent Directors and Officers to determine whether to nominate them for reelection. The Committee will consider Director nominees recommended by Stockholders. Such recommendations should be made by letter, including a description of the proposed nominee's qualifications, biographical information and a willingness to serve, sent to the attention of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809-4000.

         The Compensation Committee consists of Mr. Leland E. Boren, Chairman; Mr. Joseph J. Melone; Dr. Frank E. Perkins; Mr. John Timko, Jr.; Mr.
Charles Y. C. Tse and Mr. Robert Van Buren. During the last fiscal year, this Committee held five meetings. The functions of this Committee are to recommend to the Board compensation arrangements for Directors and Officers, and to approve specific benefits under such arrangements.

- -----------------
(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals and the group have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days are indicated in parentheses. No individual nominee or Director, nor the 29 members of the group in total, own 1% or more of the Corporation's Common Stock.

         Following are the members of the Finance Committee: Mr. John Timko, Jr., Chairman; Ms. Martha J. Clark; Messrs. Louis E. Azzato; Leland E. Boren; Kenneth A. DeGhetto; E. James Ferland; John A. Hinds; Joseph J. Melone; David J. Roberts; Richard J. Swift; Charles Y. C. Tse; and Robert Van Buren. Five meetings of this Committee were held during the last fiscal year. This Committee reviews the consolidated financial results of the Corporation; establishes payment schedules for dividends; and reviews matters that may have an impact on the Corporation's financial statements, including cash flows.

         The members of the Retirement Plan Committee are: Mr. John Timko, Jr., Chairman; Ms. Martha J. Clark; Messrs. Louis E. Azzato; Leland E. Boren;
Robert D. Iseman; E. James Ferland; David J. Roberts; James E. Schessler;
and Robert Van Buren. During the last fiscal year, three meetings of the Retirement Plan Committee were held. The Committee's authority is to recommend the allocation of pension fund assets to the Board of Directors; recommend qualified investment managers and/or trustees for pension fund assets to the Board of Directors; monitor the results of the investment managers and/or trustees and meet three times during the year to discuss their performance; and set investment manager guidelines and objectives and recommend appropriate action to the Board if guidelines and objectives are not being met.

                           COMPENSATION OF DIRECTORS

         Ten regular meetings and three special meetings of the Board of Directors were held during the last fiscal year. During this period, each incumbent Director attended at least 83.3% of the aggregate of (i) the total number of meetings of the Board of Directors while he was a Director, and (ii) the total number of meetings held by all Committees of the Board on which he served. Directors who are employees of the Corporation receive no additional compensation for their services as Directors. Nonemployee Directors receive an annual retainer of $15,000 and $1,000 for each Directors' meeting attended. In addition, each nonemployee Director receives $700 for each meeting of a Committee of the Board attended; the Committee Chairman receives $1,000 for each such meeting. In addition to Director fees, the following Director received consulting fees from the Corporation during 1993 in the amount indicated: Mr.DeGhetto $6,000.

         Effective October 15, 1993, for a term of one year, the Corporation has obtained insurance policies through National Union Fire Insurance Company of Pittsburgh, Pennsylvania, and Continental Casualty Corporation in respect of indemnification of Directors and Officers. The scope of these policies is similar to coverage under prior policies held by the Corporation. The annual premium for this coverage is $395,000.

         The Corporation's Shareholders, at the 1990 Annual Meeting, approved The Directors' Stock Option Plan. Pursuant to The Directors' Plan, each Director who is not an employee of the Corporation or one of its subsidiaries shall receive, following the Annual Meeting each year, a nonqualified option to purchase 2,000 shares of the Corporation's Common Stock. Such options have 10-year terms and become exercisable beginning one year after the date of grant at an option exercise price equal to the fair market value of the shares on the date of grant.

                       COMPENSATION OF EXECUTIVE OFFICERS

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Executive Compensation Plan for executives of the Corporation was originally designed in 1987 by an independent consultant. It was reviewed, modified, and in 1988 approved and adopted by the Compensation Committee and the Board of Directors. Since then, it has been regularly reviewed and modified by the Committee and the Board. The Plan is intended to meet two primary objectives: to attract and retain highly-qualified executives to manage the Corporation's business and to reward those executives if their performance and the Corporation's results so warrant. The Compensation Committee, subject to review by the Board, is responsible for the implementation and administration of all aspects of the Plan. Any payments made under this Plan are ultimately at the discretion of the Board.

         BASE SALARY

         The first component of each executive's compensation is base salary. To determine that salary, the Committee, each year, using data for executives in similar positions in comparable companies including the majority of those listed in the Standard & Poor's Engineering and Construction Index, provided by an independent consultant and by the Corporation's staff, and in consultation with the Chief Executive Officer, establishes a salary range for each executive. The Chief Executive Officer then proposes to the Committee a specific salary, within that range, for each executive. The Committee considers that proposal, and then recommends a salary for each executive to the Board for its consideration and approval. The Committee similarly recommends a salary within the appropriate range for the Chief Executive Officer, but without the participation of the Chief Executive Officer. In determining such salaries, the performance of each such executive, his experience and the performance of the business unit for which he is responsible as well as performance of the Corporation as a whole are all taken into account. The Chief Executive Officer's salary in 1993 was set slightly above midpoint of the salary range established for his position.

         ANNUAL INCENTIVE

         The second component of each executive's compensation is an annual incentive payment. At the beginning of each year, corporate and business unit earnings targets are formulated by the Chief Executive Officer, then reviewed by the Compensation Committee and, as proposed or modified, are recommended to the Board for its consideration and approval. The actual incentive payment is determined by measurement of actual performance of the Corporation and each business unit against the established targets.

         LONG-TERM INCENTIVES

         The Plan also provides for long-term incentives comprised of long-term performance units and stock options. Under the Plan, each executive is assigned long-term performance units which are valued and payable at the end of a three-year period. The value of the long-term unit is performance based and is determined by the growth in earnings and return on equity during the three-year period.

         The Plan also provides for long-term incentives to executives in the form of assigned stock options annually. Such options are exercisable in installments over three-year periods at the per share market price of the Corporation's stock on the date of the award and, of course, become valuable only if the market price of the Corporation's stock increases.

                             -----------------

         As outlined above, pursuant to the Plan, the 1993 base salary for Mr. Azzato, the Corporation's Chief Executive Officer, was determined by the Committee within a range of salaries paid to chief executive officers of comparable companies, based on data provided by an independent consultant and by the Corporation's staff, and then recommended to the Board for its consideration and approval. His target annual incentive payment, target long-term incentive payment and stock option grant were likewise determined by the Committee and recommended to the Board for its consideration and approval. The actual incentive awards were based, as the Plan provides, on the Corporation's performance in 1993, and on the Corporation's performance over the three-year period ended December 31, 1993, and were thus tied directly to factors tending to enhance shareholder values. In addition, in accordance with the Plan, the Committee recommended and the Board approved a stock option grant to Mr. Azzato of 15,000 shares at the market price on January 3, 1993, exercisable in installments over a three-year period.

         The Committee and the Board considered that Mr. Azzato's performance as Chief Executive Officer and the results achieved by the Corporation in 1993, and over the three-year period ended December 31,1993, well supported the salary, incentive payments and stock options awarded him since the salary was in range with industry executives of similar responsibility, since the Company performed satisfactorily with respect to its annual earnings targets and since long-term earnings growth and return on equity were substantial and resulted in a payout per the Plan.

          COMPENSATION COMMITTEE:

             Leland E. Boren, Chairman           John Timko, Jr.
             Joseph J. Melone                    Charles Y.C. Tse
             Frank E. Perkins                    Robert Van Buren

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As set forth above, the following Directors serve on the Compensation
Committee: Leland E. Boren, Chairman; Frank E. Perkins; Joseph J. Melone; John Timko, Jr.; Charles Y.C. Tse; and Robert Van Buren. Mr. Timko is a retired Officer of Foster Wheeler. He retired in May, 1978. There are no Compensation Committee interlocks.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The following graph compares the five-year cumulative total return of Foster Wheeler Common Stock, the S&P 500 Index and the S&P Engineering/ Construction Index. In the preparation of the graph, the following assumptions have been used: (i) $100 was invested on December 31, 1988 in Foster Wheeler Common Stock, the S&P 500 Index and the S&P Engineering/Construction Index, and (ii) Dividends were reinvested. Foster Wheeler Common Stock was trading at $14.50 at year-end in 1988 and at $33.50 at year-end in 1993.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG FOSTER WHEELER CORPORATION, S&P 500 INDEX AND S&P
                        ENGINEERING/CONSTRUCTION INDEX


                                   {GRAPH}



                   1988      1989      1990      1991      1992      1993
                   ----      ----      ----      ----      ----      ----
Foster Wheeler      100       146       161       195       216       256
S&P 500             100       132       128       166       179       197
S&P E&C             100       155       159       192       189       198

                          SUMMARY COMPENSATION TABLE

        The following is a tabulation of compensation paid or set aside by the Corporation and its subsidiaries during each of the Corporation's last three fiscal years for the Chief Executive Officer ("CEO") and the four most highly-compensated executive officers of the Corporation, other than CEO.


                                                   Annual Compensation                         Long-Term Compensation
                                          -------------------------------------    -----------------------------------------------
                                                                                          Awards             Payouts
                                                                                   ----------------------   ---------      All
                                                                        Other      Restrited   Securities   Long-Term     Other
                                                                        Annual       Stock     Underlying   Incentive    Compen-
      Name and                                                          Compen-     Award(s)    Option/      Payouts     sation
 Principal Position            Year       Salary ($)      Bonus ($)     sation ($)     ($)       SARs(#)     ($)(2)      ($)(1)
- --------------------------    ------     -------------   -----------   ----------  ---------   -----------  ----------  ---------
Louis E. Azzato                 1993        $600,000        $303,900      --          --        15,000       $296,100    $4,497
Chairman & CEO                  1992        $552,000        $281,500      --          --        15,000       $246,000    $4,364
                                1991        $525,000        $168,000      --          --        15,000       $210,000    $4,238

Richard J. Swift                1993        $375,000        $151,950      --          --        12,500       $216,996    $4,497
President & COO                 1992        $289,336        $165,600      --          --         7,500        $43,700    $4,364
                                1991        $250,000         $16,000      --          --         7,500       $195,440    $4,238

Harold E. Kennedy               1993        $330,000        $133,716      --          --        10,000       $196,284    $4,497
Vice Chairman                   1992        $315,000        $128,500      --          --        10,000       $186,500    $4,364
                                1991        $300,000         $76,800      --          --        10,000       $156,310    $4,238

N. William Atwater              1993        $300,000        $147,390      --          --         7,500       $212,610    $4,497
Executive Vice President        1992        $280,000        $154,500      --          --         7,500       $195,500    $4,364
                                1991        $262,500        $134,925      --          --         7,500       $175,075    $4,238

David J. Roberts                1993        $300,000        $121,560      --          --         7,500       $162,000    $4,497
Executive Vice President        1992        $278,339        $114,200      --          --         7,500       $123,000    $4,364
                                1991        $262,500         $67,200      --          --         7,500       $102,270    $4,238


(1) Company match on Employee 401(k) contribution.

(2) Based on earnings before impact of adoption of FASB 106.


             LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

        As part of the long-term incentive portion of the Corporation's Executive Compensation Plan, "performance units", which ultimately may pay out in cash upon completion of the three-year cycle, are awarded annually to Corporate Officers. The following table set forth awards in 1993 to the named individuals, along with the assumed values of the awards at the end of the three-year Plan cycle. The ultimate value of the award will be based upon the Corporation's earnings growth rate and return on net worth.

                                                                     Estimated Future Payouts Under
                                                                 ---------------------------------------
                                                                       Non-Stock Price-Based Plans
                         Number of          Performance or       ---------------------------------------
                     Shares, Units or     Other Period Until     Threshold      Target        Maximum
        Name         Other Rights (#)    Maturation or Payout    ($ or #)      ($ or #)       ($ or #)
- ------------------   ----------------    --------------------    ----------    ----------   ------------
L. E. Azzato                 300               3 Years               0           $300,000     $600,000
R. J. Swift                  250               3 Years               0           $250,000     $500,000
H. E. Kennedy                235               3 Years               0           $235,000     $470,000
N. W. Atwater                150               3 Years               0           $150,000     $300,000
D. J. Roberts                150               3 Years               0           $150,000     $300,000

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


        Following is a table dealing with stock option grants which were made to the named individuals during the last completed fiscal year. The options were granted pursuant to the terms of the Corporation's Executive Compensation Plan and the 1984 Stock Option Plan, which provides that ten-year term options are to be awarded at market value on the date of the award. One-third of an option becomes exercisable after one year, two-thirds after two years and the entire option is exercisable after three years.

                        Number of         % of Total
                       Securities        Options/SARs
                       Underlying         Granted to       Exercise or                      Grant Date
                      Options/SARs       Employees in      Base Price    Expiration       Present Value
       Name            Granted(#)         Fiscal Year        ($/sh)         Date              $(1)
       ----           ------------       ------------      -----------   -----------      --------------
L. E. Azzato             15,000            14.3%              $28.75         1/1/03            $195,900
R. J. Swift              12,500            11.9%              $28.75         1/1/03            $163,250
H. E. Kennedy            10,000             9.5%              $28.75         1/1/03            $130,600
N. W. Atwater             7,500             7.1%              $28.75         1/1/03             $97,950
D. J. Roberts             7,500             7.1%              $28.75         1/1/03             $97,950

(1) Based on the Black-Scholes option pricing model, using the following assumptions: (1) the stock price on the day the options were issued was $28.75;
2) the option exercise price is $28.75 per share, the price of the stock on the date of option issue; 3) the dividend yield of the stock was 2.09%. This was based upon the actual dividend yield as of January 4, 1993; 4) the term of the option are ten years; 5) the risk free rate of return on the issuance date for the term of the option was 6.60% (the interest rate on the ten year Treasury bond as of January 4, 1993); and 6) the volatility of the stock was calculated empirically to be .3623, using Foster Wheeler stock pricing data for the 90 trading days immediately preceding the date of issuance of the options.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

        The following table sets forth, for the named individuals, the number of shares of Foster Wheeler Common Stock acquired upon option exercise during 1993, the value realized (spread between the market price on the date of exercise and the option price) as the result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 31, 1993.

                                                              Number of
                                                              Securities            Value of
                                                              Underlying          Unexercised
                                                              Unexercised         In-The-Money
                                                            Options/SARs at      Options/SARs at
                                                               Fy-End(#)            Fy-End($)
                                                            ---------------      ----------------
                         Shares Acquired on      Value        Exercisable/         Exercisable/
   Name                     Exercise (#)       Realized($)   Unexercisable        Unexercisable
   ----                  ------------------   ------------  ---------------      ----------------
L. E. Azzato                      --                  --     58,848/30,000       $947,615/189,063
R. J. Swift                       --                  --      9,160/20,000        $92,575/118,281
H. E. Kennedy                 15,038            $203,180      3,333/20,000        $20,206/126,040
N. W. Atwater                     --                  --     22,907/15,000        $354,469/94,531
D. J. Roberts                    900              $7,931     10,260/15,000        $105,981/94,531

                         COMPENSATION AND BENEFIT PLANS

         On April 25, 1988, the Board of Directors adopted the Executive Compensation Plan. This Plan provides annual and long-term incentives to the Officers of the Corporation, including the Officers listed in the preceding tables. Details of the Plan are set forth in the Compensation Committee Report on Executive Compensation earlier in this Proxy Statement. It is noted that the Plan provides that in the event of a "change of control," individual participant accruals shall be paid to the participants within ten days. Under the Plan, a "change of control" shall mean the earlier to occur of the following events: (i) when any person, corporation, partnership, association, trust or other entity, or any "group" as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner," as defined in Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then-outstanding securities; or (ii) when persons not nominated by the Board of Directors in the Corporation's three most recent proxy statements constitute one-third of the members of the Board.

         In 1987, the Board of Directors adopted a revised Executive Severance Plan. The Corporation has entered into agreements (the "Agreements") with fifteen of its Officers, including the Officers listed in the preceding tables. The Agreements provide that if, within three years of a "change of control," as defined above, an Executive is involuntarily terminated from employment by the Corporation or resigns following a substantial diminution in his duties, responsibilities or status or change in workplace or a decrease in his compensation of 15% or more, in each case which is not corrected following notice of objection by the Executive, the Executive will be entitled to receive a lump-sum payment in an amount equal to the sum of: (i) 2.25 times the higher of (a) his annual salary immediately prior to the change of control, or (b) his annual salary on the date his employment is terminated, and (ii) all unpaid compensation and payments for earned but unused vacation and sick or personal leave time. The Agreements also provide for a five-year continuation of certain benefits, contingent on continued contributions by the Executive, and, under certain circumstances, an additional three-years service and contributions credit under the Corporation's Contributory Retirement Plan. However, if any payments to the Executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payment to the Executive under (i) above will be reduced by the amount necessary to avoid the incurrence of such excise tax. The Agreements permit discharge of an Officer for cause.

         The Corporation has provided, for more than five years, a benefit under its defined benefit retirement program for salaried employees. All eligible employees have automatically participated in the program; an employee had to be eligible for and elected to participate in the contributory portion of the program, which was in effect through March 31, 1989. Except as noted, following are the credited years of service to age 65 and the estimated annual retirement benefit under the revised plan payable on a single life basis at the normal retirement age of 65 for certain individuals. The following estimated retirement benefit at age 65, exclusive of future bonus considerations, assumes the employee remains a plan participant and that pensionable compensation increases at a rate of five percent per year: Louis E. Azzato (37 7/12 years) $282,010; Harold E. Kennedy (33 3/12 years) $145,240; N. William Atwater (43 3/12 years) $168,529; David J. Roberts (21 years) $145,107 and Richard J.
Swift (35 5/12 years) $276,142. Credited years of service and estimated retirement benefits for Messrs. Azzato and Kennedy were calculated to their announced retirement dates, May 1, 1994. Contributory benefits prior to April
1, 1979 under prior plan provisions were determined and frozen based on credited service, employee contributions, and the highest average plan-year earnings to March 31, 1979. Subsequent to April 1, 1979, an employee earned a monthly benefit of 1/24 of his total contributions made to the plan from April 1, 1979 through March 31, 1989, at which time the benefit was frozen. As of April 1, 1989, the plan is solely noncontributory with no provision for employee contributions. Under the plan revision which was effective April 1, 1993, the employee earns a monthly noncontributory benefit payable on retirement date equivalent to 1.2% of average monthly earnings during the five highest consecutive years in the last ten years preceding retirement, multiplied by years of credited service after April 1, 1976. Noncontributory benefits for service prior to April 1, 1976 were provided through the purchase of annuities. As legislation limits the amount of benefits payable from a qualified plan and since pensionable earnings are limited to $200,000 ($150,000 effective

April 1,1994) per year (as indexed), the Board of Directors has approved a nonqualified supplemental employee retirement plan for employees whose qualified pension plan benefits would otherwise be restricted by the aforementioned limitation. Such pension benefits are included in the above-estimated retirement benefits.

                       SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Coopers & Lybrand as auditors of the Corporation for 1994, subject to the approval of the Stockholders. Coopers & Lybrand is a firm of independent certified public accountants, with broad international practice, which has no direct or indirect financial interest in the Corporation or its subsidiaries. Coopers & Lybrand was first selected as auditors of the Corporation for the year 1977.

         With exception of tax-related matters, the services provided by the auditors to Foster Wheeler and its subsidiaries for 1993 were substantially audit related. These audit functions included review of the financial statements for the year 1993, Securities and Exchange Commission filings, the Annual Report to Stockholders and special reports required by loan agreements. $970,000 was paid to Coopers & Lybrand for audit-related services for 1993.

         A member of Coopers & Lybrand will attend the Annual Meeting and will be available to answer questions of the Stockholders present, and to make a statement if he desires to do so.

         The Board of Directors recommends a vote FOR the ratification of the selection of auditors.

                                VOTING PROCEDURE

         In 1992, the Corporation adopted a confidential voting policy in connection with Annual Meetings of Stockholders. In essence, the policy provides for independent vote tabulations and inspectors, and that, with exceptions, stockholder votes not be disclosed to the Corporation.

         Under Securities and Exchange Commission rules, boxes and a designated blank space are provided on the proxy card for Stockholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the nominees for Director. New York law and the Corporation's By-Laws require the presence of a quorum for the Annual Meeting, which is defined as a majority of the votes entitled to be cast at the Meeting. Votes withheld from Director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are defined in the second paragraph below, are not counted for quorum purposes.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval:(1) The election of Directors, and (2) The ratification of auditors. The selection of the Corporation's auditors must be approved by a majority of the votes cast on this matter. Abstentions are not counted in determining the number of votes cast in connection with the selection of auditors. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting.

         Like abstentions, broker-dealer "non-votes" on "non-routine" matters are not counted in calculating the number of votes cast on the above-noted matters. The New York Stock Exchange has advised the Company that the election of Directors and selection of auditors are considered "routine" items upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within 10 days of the Annual Meeting.

         Neither of the items being voted upon is such as to afford a right of appraisal or similar right to Stockholders who fail to vote or dissent as to any action taken with respect thereto.

                                 OTHER MATTERS

         During 1993, Mr. Harold E. Kennedy, an Officer and Director of the Corporation, failed to file with the Securities and Exchange Commission ("SEC") on a timely basis a required report relating to the award of an option to acquire 10,000 shares of the Corporation's Common Stock. The report was due on February 15, 1993 and was filed on April 12, 1993. In making this statement, the Corporation has relied on statements by Mr. Kennedy and on a copy of the report that has been filed with the SEC by the Corporation, on Mr. Kennedy's behalf.

         The expense of preparing, printing and mailing this proxy statement and the accompanying material will be borne by the Corporation. Solicitation of individual Stockholders may be made by mail, personal interviews, telephone and telegraph by Officers and regular employees of the Corporation who will receive no additional compensation therefor. In addition, the Corporation has engaged Morrow & Co., Inc. to solicit proxies from brokers and nominees at a cost of $6,000, plus out-of-pocket expenses. The Corporation will reimburse brokers and other nominees for their expenses in forwarding soliciting material to beneficial owners.

         Stockholder proposals must be received by the Secretary of the Corporation on or before November17, 1994 to be included in the proxy material for the 1995 Annual Meeting of Stockholders, which will be held on April 24, 1995.

         The Board of Directors of Foster Wheeler knows of no other business to be presented at the meeting, but if matters other than those referred to above do properly come before the meeting, it is intended that the persons named in the proxy will vote with respect thereto in accord with their best judgment.

                                           By Order of the Board of Directors


                                           JACK E. DEONES
                                           Vice President and Secretary

March 18, 1994

PROXY

                           FOSTER WHEELER CORPORATION
             ANNUAL MEETING OF STOCKHOLDERS--MONDAY APRIL 25, 1994
          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned stockholder of Foster Wheeler Corporation hereby appoints Louis E. Azzato, Thomas R. O'Brien, and Jack E. Deones, and each with the full power of substitution, to vote as designated on the reverse side, all the shares of common stock of Foster Wheeler Corporation held of record in the name of the undersigned as of March 11, 1994 at the Annual Meeting of Shareholders to be held in the Ballroom of the Parsippany Hilton Hotel, One Hilton Court, Route 10 (West), Parsippany, New Jersey at 2:00 p.m. on Monday April 25, 1994 or any adjournments thereof.

         Please Mark, Sign, Date and promptly return this proxy card using the enclosed envelope.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

         (Continued, and to be dated and signed, on other side)

________________________________________________________________________________

                                                           I plan to attend
         The Board of Directors recommends                    the meeting
         a vote "FOR" Items 1 and 2.                              / /

1.       ELECTION OF DIRECTORS                      2.     Ratify selection of
         Nominees are Ms. Martha J. Clark,                 Coopers & Lybrand as
         Messrs. John A. Hinds, David J. Roberts,          independent auditors.
         John Timko, Jr., Charles Y. C. Tse
         and Robert Van Buren

    FOR     WITHHELD    (INSTRUCTIONS: To withhold        FOR  AGAINST  ABSTAIN
                        authority to vote for any
                        individual nominee, line
                        through the nominee's name
                        in the list above
    / /       / /       --------------------------        / /     / /     / /



                                    Signature(s) should be exactly as name
                                    appear on this proxy. If stock is held
                                    jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                                    Dated__________________________________1994

                                    ____________________________________________
                                                     Signature

                                    ____________________________________________
                                                     Signature